United States

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 13, 2003





                                OFFICEMAX, INC.



            (Exact name of registrant as specified in its charter)

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


                OHIO                            1-13380                         34-1573735
  (State or other jurisdiction of       (Commission File Number)     (IRS Employer Identification No.)
           incorporation)

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                         3605 WARRENSVILLE CENTER ROAD
                          SHAKER HEIGHTS, OHIO 44122
              (Address of principal executive offices) (Zip Code)
                                (216) 471-6900
             (Registrant's telephone number, including area code)

                                NOT APPLICABLE
         (Former name or former address, if changed since last report)






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Item 5.     Other Events.

     On July 13, 2003, OfficeMax, Inc., a corporation organized under the laws of Ohio ("OfficeMax"), entered into an agreement and plan of merger (the "Merger Agreement"), among OfficeMax, Boise Cascade Corporation, a corporation organized under the laws of Delaware ("Boise Cascade"), and Challis Corporation, a corporation organized under the laws of Ohio ("Challis"). A copy of the Merger Agreement is attached hereto as Exhibit 99.2.

     Under the terms of the Merger Agreement:

     (1) Challis will merge into OfficeMax (the "Merger"), with OfficeMax surviving the Merger as a direct wholly owned subsidiary of Boise Cascade; and

     (2) holders of OfficeMax common shares ("OfficeMax Common Shares") will receive in the Merger approximately $9.00 per OfficeMax Common Share in a combination of shares of common stock of Boise Cascade ("Boise Common Shares") and cash.

     The Merger is a taxable transaction for OfficeMax's shareholders.

     The consideration to be received by the holders of OfficeMax Common Shares in the Merger (the "Merger Consideration") shall consist of 70% Boise Common Shares and 30% cash, subject to Boise Cascade's right to elect for the Merger Consideration to consist of 65% Boise Common Shares and 35% cash, 60% Boise Common Shares and 40% cash or 55% Boise Common Shares and 45% cash (the "Additional Cash Election"). Boise Cascade is required to make the Additional Cash Election not less than ten trading days prior to the date of OfficeMax's shareholder meeting to be held to consider the approval of the Merger and adoption of the Merger Agreement.

     The exchange ratio ("Exchange Ratio") pursuant to which OfficeMax Common Shares will be converted into Boise Common Shares will depend on the average closing price of the Boise Common Shares during the ten trading day period ending two trading days prior to the closing date of the Merger (the "Boise Common Share Value"). The Exchange Ratio is subject to a customary price collar of plus or minus ten percent from the closing price of the Boise Common Shares on July 11, 2003 of $23.43 per share. If the Boise Common Share Value is at or below $21.09, the Exchange Ratio will be 0.4268 Boise Common Shares for each OfficeMax Common Share. If the Boise Common Share Value is between $21.09 and $25.77, the Exchange Ratio will be adjusted to provide a number of Boise Common Shares having a Boise Common Share Value equal to $9.00 in exchange for each OfficeMax Common Share. If the Boise Common Share Value is at or above $25.77, the Exchange Ratio will be 0.3492 Boise Common Shares for each OfficeMax Common Share.


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                                                                             3


     If Boise Cascade makes the Additional Cash Election and the Boise Common Share Value is more than $25.77, the cash consideration of $9.00 per OfficeMax Common Share will be adjusted upward pursuant to the terms of the Merger Agreement so that the aggregate amount of the Merger Consideration received by OfficeMax's shareholders will equal the same amount of aggregate Merger Consideration as would have been received if Boise Cascade had not made the Additional Cash Election. Similarly, if Boise Cascade makes the Additional Cash Election and the Boise Common Share Value is less than $21.09, the cash consideration of $9.00 per OfficeMax Common Share will be adjusted downward so that the aggregate amount of Merger Consideration remains unchanged.

     The consummation of the Merger is subject to several significant conditions, including (a) the approval of the Merger by the holders of a majority of the OfficeMax Common Shares; (b) the approval of the Merger by the holders of a majority of the Boise Common Shares and shares of Series D preferred stock of Boise Cascade; and (c) customary regulatory approvals and other customary closing conditions. Michael Feuer, the Chairman and CEO of OfficeMax, has entered into a shareholder's agreement pursuant to which he has agreed to vote the OfficeMax Common Shares owned by him in favor of the Merger. This shareholder's agreement is filed hereto as Exhibit 99.3. Pursuant to a registration rights agreement, Boise Cascade Corporation has agreed to file a shelf registration statement with respect to any Boise Common Shares to be received by Mr. Feuer in the Merger. This registration rights agreement is filed hereto as Exhibit 99.4. In addition, an amendment has been made to the OfficeMax shareholder rights agreement, which amendment is filed hereto as
Exhibit 99.5.

     The Merger is expected to be completed in the fourth quarter of 2003, although no assurance can be given as to whether or when the Merger will actually be consummated.

     The text of a press release issued by OfficeMax on July 14, 2003 announcing the signing of the Merger Agreement is incorporated by reference here in as Exhibit 99.1.

Item 7.     Exhibits.


Exhibit No.  Exhibit
-----------  -------

   99.1 Press release, dated July 14, 2003, issued by OfficeMax, Inc. (incorporated by reference to the Schedule 14A filed by OfficeMax, Inc. on July 14, 2003).

   99.2 Merger Agreement, dated as of July 13, 2003, among Boise Cascade Corporation, Challis Corporation and OfficeMax, Inc.

   99.3 Shareholder Agreement, dated as of July 13, 2003, between Boise Cascade Corporation and Michael Feuer.

   99.4      Registration Rights Agreement, dated as of July 13, 2003, between


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                                                                             4

             Boise Cascade Corporation and Michael Feuer.

   99.5 First Amendment, dated as of July 13, 2003, to the Rights Agreement, dated as of March 17, 2000, between OfficeMax, Inc. and EquiServe, Trust Company, N.A. (formerly known as First Chicago Trust Company of New York), a New York trust company, as rights agent.


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                                                                             5
                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     OFFICEMAX, INC.


                                     By:
                                        /s/ Ross H. Pollock
                                        --------------------------------------
                                        Name:  Ross H. Pollock
                                        Title:  Secretary



Date:  July 14, 2003


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                                                                             6

                              INDEX TO EXHIBITS



Exhibit No.  Exhibit
-----------  -------

   99.1 Press release, dated July 14, 2003, issued by OfficeMax, Inc. (incorporated by reference to the Schedule 14A filed by OfficeMax, Inc. on July 14, 2003).

   99.2 Merger Agreement, dated as of July 13, 2003, among Boise Cascade Corporation, Challis Corporation and OfficeMax, Inc.

   99.3 Shareholder Agreement, dated as of July 13, 2003, between Boise Cascade Corporation and Michael Feuer.

   99.4 Registration Rights Agreement, dated as of July 13, 2003, between Boise Cascade Corporation and Michael Feuer.

   99.5 First Amendment, dated as of July 13, 2003, to the Rights Agreement, dated as of March 17, 2000, between OfficeMax, Inc. and EquiServe, Trust Company, N.A. (formerly known as First Chicago Trust Company of New York), a New York trust company, as rights agent.